UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 25, 2005 (April 21, 2005)

Innovo Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5804 East Slauson Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 725-5516

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On or about April 21, 2005, we executed a settlement agreement, attached hereto and incorporated herein by reference as Exhibit 99.1 to this Current Report on Form 8-K, with the holders of our 8% Series A Redeemable Cumulative Preferred Stock, or the Series A Shares and the Series A Holders, respectively.  Under the terms of the settlement agreement, we redeemed all of the Series A Shares in exchange for the transfer of all of our stock of our Innovo Realty Inc. subsidiary, or IRI.  Further, the parties agreed to a release of all claims, whether alleged, known or unknown, and all of our obligations in our Certificate of Designation for the Series A Shares.  The parties also agreed to a dismissal with prejudice for the lawsuit filed in August 2004 in the 393rd District Court of Denton County, Texas by the Series A Holders.  In connection with the settlement agreement, we received a lump sum payment in the amount $100,000 and an indemnification for up to $50,000 for future tax liabilities from the past or future sale of any of the properties by the partnerships.  In addition, the Series A Holders agreed to a provision whereby if they receive net proceeds of more than approximately $8,602,000 from the sale of the properties, whether such sale is negotiated or the properties are actually sold during the 180 day period following execution of the settlement agreement, then we are entitled to 30% of such proceeds.  Finally, we executed a similar release of all claims whether alleged, known or unknown, with certain of the other investors in the partnerships, who were not our Series A Holders, a copy of such release agreement is attached hereto and incorporated herein by reference as Exhibit 99.2 to this Current Report on Form 8-K.

We had originally issued the Series A Shares in April 2002 in connection with our IRI subsidiary acquiring a 30% limited partnership interests in each of 22 separate partnerships that invested in real estate apartment complexes located throughout the United States.  Our real estate operations never required a substantial allocation of our resources and were not a significant part of management’s daily operational functions.  Further, our desire to relieve ourself of these obligations is consistent with our desire to focus our resources on our core business of denim and denim-related apparel.  While we have not historically spent a significant amount of time on our real estate operations, on occasion, our involvement in the partnerships has taken time away from management’s attention to other duties related to our core business of designing, developing and marketing of apparel products.  As a result, we believe that entering into this settlement agreement was in the best interest of the company and our stockholders and is consistent with our efforts to re-direct our resources and efforts on our core business.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description

99.1	Series A Preferred Stock Redemption Agreement
99.2	Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

Date: April 25, 2005	By:	/s/ Samuel J. Furrow, Jr.
Samuel J. Furrow, Jr.
Chief Executive Officer and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

99.1	Series A Preferred Stock Redemption Agreement
99.2	Release Agreement